Exhibit 99.1

WPX Energy, Inc. (NYSE:WPX) www.wpxenergy.com

DATE: Oct. 30, 2019

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

WPX Energy Reports 3Q 2019 Results

Delivers free cash flow, capital discipline and share repurchase progress

•	3Q oil volumes were 108.6 Mbbl/d; up 11% vs. 2Q

•	Projecting 109-111 Mbbl/d in 4Q oil volumes: up 4% vs. prior outlook

•	3Q CAPEX was $264 million

•	Repurchased $58 million in shares to date at an avg. of $10.16 per share

•	CFFO up 39% in first three quarters of 2019 vs. year ago

•	Swapped 6.00% and 8.25% notes for 5.25% notes

TULSA, Okla. – WPX Energy (NYSE:WPX) reported third-quarter oil volumes of 108,600 barrels per day, which was 30 percent higher vs. a year ago and 11 percent higher than second-quarter 2019.

WPX reported unaudited third-quarter income available to common stockholders of $121 million, or income of $0.29 per share on a diluted basis. A year ago, WPX reported a loss of $0.01 per share.

Excluding derivatives and other items, WPX posted adjusted net income from continuing operations in third-quarter 2019 of $38 million, or income of $0.09 per share. A reconciliation accompanies this press release.

Adjusted EBITDAX (a non-GAAP financial measure) for third-quarter 2019 was $352 million, up 22 percent vs. $288 million in the same period a year ago. A reconciliation accompanies this release.

Cash flow from operations, inclusive of hedge impact, was $272 million in third-quarter 2019, which was 21 percent higher than $224 million in the same period a year ago.

Free cash flow for the third quarter was $42 million. Free cash flow for the quarter represents cash flow from operations ($272 million) adjusted for the impact of net changes in assets and liabilities ($34 million) less incurred capital expenditures ($264 million).

CEO PERSPECTIVE

“Our value proposition at WPX, both financially and strategically, is stronger than ever because of our consistent execution,” said Rick Muncrief, chairman and chief executive officer.

“We generated free cash flow in the quarter, are returning capital to shareholders ahead of schedule and are applying our technical expertise to lower costs and raise margins on barrels produced.

“All of this contributes to an exceptional outlook for the fourth quarter, 2020 and beyond, especially with improved capital efficiency, greater gas capture, lower interest expense and how we’re working to drive our leverage even lower,” Muncrief added.

RECENT EVENTS

In August, WPX announced a plan to opportunistically repurchase up to $400 million of its shares over the next 24 months. To date, the company has since repurchased $58 million of its common stock at an average price of $10.16 per share, retiring 5.7 million shares.

During the third quarter, WPX completed tender offers repurchasing $456 million of its outstanding 6.00 percent notes due in 2022 and $94 million of its 8.25 percent notes due in 2023 through a public offering for 5.25 percent notes due in 2027.

These actions reduced WPX’s weighted average interest rate for long-term debt from 6.24 percent to 5.93 percent, effectively lowering its annual interest expense by approximately $4 million going forward. WPX’s next significant maturity does not occur until 2023, which is $406 million.

RAISING 4Q AND FULL-YEAR OUTLOOK

WPX is forecasting stronger fourth quarter oil volumes than originally detailed in its quarter-to-quarter guide for 2019.

This momentum also is driving the anticipated 2019 exit rate higher with no additional capital allocation. WPX originally forecast 5-10 percent growth vs. the 2018 exit rate. WPX now expects this year’s exit rate to grow 15 percent vs. a year ago.

WPX expects fourth-quarter oil volumes of 109-111 Mbbl/d. This also raises WPX’s outlook for full-year 2019 oil volumes to 102-104 Mbbl/d, up from its most recent estimate of 101-103 Mbbl/d.

WPX now expects full-year total production of 162-167 Mboe/d in 2019, up from its most recent estimate of 160-165 Mboe/d.

With one quarter remaining in the year, WPX’s tightened the range for its 2019 total capital development plan to $1,125-$1,250 million. The midpoint remains unchanged from the previous estimate of $1,100-$1,275 million.

Total capital spending in the third quarter was $264 million, predominantly from $233 million in D&C activity for operated wells and $22 million for midstream infrastructure.

Details related to anticipated full-year production, capital, realized pricing and expenses are available in WPX’s third-quarter investor presentation available online at www.wpxenergy.com.

DELAWARE BASIN: VOLUMES UP 28%

WPX’s Delaware production averaged 96.7 Mboe/d in third-quarter 2019, which was 28 percent higher than 75.4 Mboe/d in the same period a year ago.

Oil production of 47.2 Mbbl/d comprised 49 percent of third-quarter total Delaware production. Oil volumes were up 10 percent vs. 42.8 Mbbl/d in the third quarter a year ago.

Third-quarter Delaware NGL production was up 93 percent vs. a year ago. NGL volumes are up significantly in 2019 reflecting the benefit of processing capacity at WPX’s joint venture gas plant in Reeves County, which did not startup until the end of the third quarter last year. Physical natural gas volumes also are up due to increased gas capture and reduced flaring.

WPX’s average realized oil price in the Delaware was WTI minus $0.50 for the quarter, including Midland basis swaps.

WPX’s average realized natural gas price in the Delaware was NYMEX less $0.40 for the quarter, including basis swaps which increased the average realized price by $0.51 per Mcf. WPX also realized $3 million in net commodity management margins, or $0.20 per Mcf, related to further risk management activities around Delaware natural gas pricing exposure.

WPX completed 18 Delaware wells during the third quarter, including nine in the Wolfcamp A interval, five wells in the Third Bone Spring formation and four in the Wolfcamp XY interval.

Two of the third-quarter Third Bone Spring wells were on the CBR 6-7 pad. Both wells had a 24-hour peak rate exceeding 4,300 Boe/d (59% oil), with combined 60-day cumulative production in excess of 214,000 barrels of oil. Sixty-day cumulative Boe for the two wells was nearly 365,000.

Two Wolfcamp A wells on the Pecos State 39-46 pad had 24-hour peak rates of 3,939 Boe/d (54% oil) and 3,819 Boe/d (53% oil).

On the Lindsay 10-15 pad, a Wolfcamp A well hit a 24-hour high of 4,150 Boe/d (54% oil) during initial production, and a Wolfcamp XY well hit 3,528 Boe/d (53% oil).

Following the completion of the second 200 MMcf/d cryogenic processing train at WPX’s 50/50 joint venture gas plant in Reeves County earlier this year, the plant is processing approximately 100 MMcf/d of third-party volumes in addition to WPX volumes.

The joint venture also completed a 16-inch-diamater trunk line that will begin transporting an estimated 40-50 MMcf/d of natural gas from WPX’s Sand Lake acreage position in the Delaware Basin to the Reeves County plant in early 2020.

WILLISTON BASIN: VOLUMES UP 58%

Williston Basin production averaged 76.8 Mboe/d in third-quarter 2019, which was 58 percent higher than 48.5 Mboe/d in the same period a year ago.

WPX completed 26 Williston wells during the third quarter, including 14 wells in the Bakken formation and 12 wells in the Three Forks formation.

The highest 24-hour rate for the third-quarter Williston completions was 5,664 Boe/d (81% oil) on the Bird Bear 35-26HB well. The six-well pad averaged nearly 4,600 Boe/d (81% oil) per well during 24-hour initial highs. Thirty-day production averaged 2,851 Boe/d per well.

Initial peak rates on the seven-well Lion pad averaged more than 3,800 Boe/d (81% oil) per well. Two of the wells on the pad hit 24-hour peak rates of 4,237 Boe/d.

The four-well Sweet Grass Woman pad also averaged nearly 3,800 Boe/d (81% oil) per well, led by the 22-15HD well that hit a 24-hour peak rate of 4,381 Boe/d.

WPX also drilled a Williston well in less than nine days during the quarter. The company drilled the St. Anthony 9-16-HY well in 8.63 days from spud to rig release with a lateral length of 9,886 feet.

3Q FINANCIAL RESULTS

Total product revenues of $581 million in third-quarter 2019 were five percent higher than the same period a year ago. Quarterly oil sales grew seven percent.

Total product revenues of $1,646 million during the first three quarters of 2019 were 11 percent higher than $1,481 million during the same period in 2018.

For the first three quarters of the year, WPX posted net income from continuing operations attributable to common shareholders of $378 million, or income of $0.89 per share on a diluted basis.

Adjusted net income from continuing operations for the first three quarters of 2019 was $97 million, or income of $0.23 per share. A reconciliation accompanies this press release.

During the third quarter, DD&A, lease operating expenses, taxes and G&A expense all declined on a per-Boe basis vs. the most recent quarter.

For the first three quarters of 2019, adjusted EBITDAX (a non-GAAP financial measure) was $1,003 million, or 29 percent higher than $775 million for the same period in 2018. Adjusted EBITDAX has now climbed for six consecutive quarters. Reconciliations for non-GAAP financial measures are available in the tables that accompany this press release.

The weighted average gross sales price – prior to revenue deductions and derivatives – was $54.25 per barrel for oil, $1.80 for natural gas and $11.92 per barrel for NGL during third-quarter 2019.

WPX’s total liquidity at the close of business on Sept. 30, 2019, was approximately $1.5 billion, including cash, cash equivalents and nearly all of its $1.5 billion available revolver capacity. WPX had no outstanding revolver borrowings at the end of the quarter, with the exception of outstanding letters of credit.

3Q PRODUCTION

Total production volumes of 173.4 Mboe/d in third-quarter 2019 increased 9 percent vs. second-quarter 2019 and were 40 percent higher than the same period a year ago. Liquids volumes accounted for 78 percent of third-quarter 2019 production.

	Q3			2Q Sequential
Average Daily Production	2019	2018	Change	2019	Change
Oil (Mbbl/d)
Delaware Basin	47.2	42.8	10%	46.4	2%
Williston Basin	61.4	40.6	51%	51.5	19%
Subtotal (Mbbl/d)	108.6	83.4	30%	97.9	11%

NGLs (Mbbl/d)
Delaware Basin	19.3	10.0	93%	21.7	-11%
Williston Basin	7.7	3.7	108%	5.7	35%
Subtotal (Mbbl/d)	27.0	13.7	97%	27.4	-1%

Natural gas (MMcf/d)
Delaware Basin	180.9	135.4	34%	170.9	6%
Williston Basin	46.0	25.0	84%	35.0	31%
Subtotal (MMcf/d)	226.9	160.4	41%	205.9	10%

Total Production (Mboe/d)	173.4	123.8	40%	159.6	9%

WPX completed 44 gross operated wells (41 net) in its two core basins during third-quarter 2019 and participated in one gross (0 net) non-operated well in the Williston Basin.

For the balance of 2019, WPX has 83,000 bbl/d of oil hedged with fixed price swaps at a weighted average price of $56.72 per barrel, 5,000 bbl/d with fixed price calls at a weighted average price of $54.08 per barrel, and 8,000 bbl/d with collars at a weighted average price of $50 for the floor and $60.19 for the ceiling.

WPX also has 110,000 MMBtu/d of natural gas hedged with fixed price swaps at a weighted average price of $3.07 per MMBtu for the balance of 2019.

For 2020, WPX has 55,000 bbl/d of oil hedged with fixed price swaps at a weighted average price of $57.03 per barrel and 20,000 bbl/d with collars at a weighted average price of $53.33 for the floor and $63.48 for the ceiling.

THURSDAY WEBCAST

The company’s next webcast takes place on Oct. 31 beginning at 10 a.m. Eastern. Investors are encouraged to access the event and the corresponding slides at www.wpxenergy.com.

A limited number of phone lines also will be available at (833) 832-5123. International callers should dial (469) 565-9820. The conference identification code is 5288286.

FORM 10-Q

WPX plans to file its third-quarter 2019 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on the SEC and WPX websites.

About WPX Energy, Inc.

WPX is an independent energy producer with core positions in the Permian and Williston basins. WPX’s production is approximately 80 percent oil/liquids and 20 percent natural gas. The company also has an infrastructure portfolio in the Permian Basin. Visit www.wpxenergy.com for more information.

# # #

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by WPX Energy on its website or otherwise. WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.

Additionally, the SEC requires oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, under existing economic conditions, operating methods, and governmental regulations. The SEC permits the optional disclosure of probable and possible reserves. From time to time, we elect to use “probable” reserves and “possible” reserves, excluding their valuation. The SEC defines “probable” reserves as “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC defines “possible” reserves as “those additional reserves that are less certain to be recovered than probable reserves.” The Company has applied these definitions in estimating probable and possible reserves. Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s reserves reporting guidelines. Investors are urged to consider closely the disclosure in our SEC filings that may be accessed through the SEC’s website at www.sec.gov.

The SEC’s rules prohibit us from filing resource estimates. Our resource estimations include estimates of hydrocarbon quantities for (i) new areas for which we do not have sufficient information to date to classify as proved, probable or even possible reserves, (ii) other areas to take into account the low level of certainty of recovery of the resources and (iii) uneconomic proved, probable or possible reserves. Resource estimates do not take into account the certainty of resource recovery and are therefore not indicative of the expected future recovery and should not be relied upon. Resource estimates might never be recovered and are contingent on exploration success, technical improvements in drilling access, commerciality and other factors.

WPX Energy, Inc.

Consolidated (GAAP)

(UNAUDITED)

	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Product revenues:
Oil sales	$360	$468	$503	$459	$1,790	$449	$511	$539	$1,499
Natural gas sales	17	16	18	36	87	25	16	16	57
Natural gas liquid sales	30	36	33	49	148	33	31	26	90
Total product revenues	407	520	554	544	2,025	507	558	581	1,646
Net gain (loss) on derivatives	(69)	(154)	(139)	443	81	(207)	78	175	46
Commodity management	36	64	68	36	204	59	58	38	155
Other	-	-	1	(1)	-	-	1	1	2
Total revenues	374	430	484	1,022	2,310	359	695	795	1,849

Costs and expenses:
Depreciation, depletion and amortization	161	197	193	226	777	219	221	241	681
Lease and facility operating	55	59	68	90	272	86	94	96	276
Gathering, processing and transportation	18	20	26	43	107	42	40	49	131
Taxes other than income	30	41	45	41	157	39	43	46	128
Exploration	19	17	18	21	75	24	24	22	70
General and administrative:
General and administrative expenses	36	34	36	44	150	39	40	42	121
Equity-based compensation	7	10	8	7	32	8	8	9	25
Total general and administrative	43	44	44	51	182	47	48	51	146
Commodity management	39	54	63	26	182	49	41	36	126
Net (gain) loss on sales of assets	1	(1)	(1)	(2)	(3)	-	-	-	-
Other-net	2	2	2	1	7	2	3	12	17
Total costs and expenses	368	433	458	497	1,756	508	514	553	1,575

Operating income (loss)	6	(3)	26	525	554	(149)	181	242	274

Interest expense	(46)	(39)	(38)	(40)	(163)	(41)	(40)	(38)	(119)
Loss on extinguishment of debt	-	(71)	-	-	(71)	-	-	(47)	(47)
Gains on equity method investment transactions	-	-	-	-	-	126	247	-	373
Investment income (loss) and other	(1)	1	(2)	(2)	(4)	2	1	4	7

Income (loss) from continuing operations before income taxes	$(41)	$(112)	$(14)	$483	$316	$(62)	$389	$161	$488
Provision (benefit) for income taxes	(15)	(33)	(8)	130	74	(14)	84	39	109
Income (loss) from continuing operations	$(26)	$(79)	$(6)	$353	$242	$(48)	$305	$122	$379
Income (loss) from discontinued operations	(89)	(2)	(1)	1	(91)	-	-	(1)	(1)
Net income (loss)	$(115)	$(81)	$(7)	$354	$151	$(48)	$305	$121	$378
Less: Dividends on preferred stock	4	4	-	-	8	-	-	-	-
Net income (loss) available to WPX Energy, Inc. common stockholders	$(119)	$(85)	$(7)	$354	$143	$(48)	$305	$121	$378
Amounts available to WPX Energy, Inc. common stockholders:
Income (loss) from continuing operations	$(30)	$(83)	$(6)	$353	$234	$(48)	$305	$122	$379
Income (loss) from discontinued operations	(89)	(2)	(1)	1	(91)	-	-	(1)	(1)
Net income (loss)	$(119)	$(85)	$(7)	$354	$143	$(48)	$305	$121	$378

Summary of Production Volumes (1)
Oil (MBbls)	5,920	7,352	7,670	8,828	29,769	8,648	8,905	9,991	27,543
Natural gas (MMcf)	11,908	13,854	14,759	18,844	59,365	18,210	18,736	20,874	57,821
Natural gas liquids (MBbls)	1,340	1,713	1,259	2,420	6,733	2,288	2,493	2,486	7,267
Combined equivalent volumes (MBoe) (2)	9,245	11,374	11,389	14,389	46,396	13,971	14,520	15,955	44,446
Per day volumes
Oil (MBbls/d)	65.8	80.8	83.4	96.0	81.6	96.1	97.9	108.6	100.9
Natural gas (MMcf/d)	132.3	152.2	160.4	204.8	162.6	202.3	205.9	226.9	211.8
Natural gas liquids (MBbls/d)	14.9	18.8	13.7	26.3	18.4	25.4	27.4	27.0	26.6
Combined equivalent volumes (Mboe/d) (2)	102.7	125.0	123.8	156.4	127.1	155.2	159.6	173.4	162.8

(1)	Excludes activity classified as discontinued operations.
(2)	Mboe are calculated using the ratio of six Mcf to one barrel of oil.

Realized average price per unit (1)
Oil (per barrel)	$60.91	$63.63	$65.52	$52.05	$60.14	$51.92	$57.42	$53.92	$54.42
Natural gas (per Mcf)	$1.44	$1.12	$1.22	$1.90	$1.46	$1.36	$0.88	$0.77	$0.99
Natural gas liquids (per barrel)	$22.14	$20.94	$26.68	$20.14	$21.97	$14.47	$12.21	$10.73	$12.42

(1)	Excludes activity classified as discontinued operations.

Expenses per Boe (1)
Depreciation, depletion and amortization	$17.38	$17.31	$17.01	$15.68	$16.75	$15.68	$15.24	$15.11	$15.33
Lease and facility operating	$5.97	$5.20	$5.92	$6.25	$5.85	$6.13	$6.50	$6.02	$6.21
Gathering, processing and transportation	$1.93	$1.79	$2.29	$2.95	$2.30	$2.98	$2.78	$3.10	$2.96
Taxes other than income	$3.21	$3.67	$3.96	$2.83	$3.39	$2.79	$2.95	$2.90	$2.88
General and administrative:
General and administrative expenses	$3.84	$3.06	$3.17	$3.00	$3.22	$2.81	$2.73	$2.69	$2.74
Equity-based compensation	0.80	0.83	0.68	0.55	0.70	0.56	0.56	0.54	0.55
Total general and administrative	$4.64	$3.89	$3.85	$3.55	$3.92	$3.37	$3.29	$3.23	$3.29
Interest expense	$4.95	$3.43	$3.36	$2.75	$3.51	$2.95	$2.76	$2.37	$2.68

(1)	Excludes activity classified as discontinued operations.

WPX Energy, Inc.

Reconciliation of NON-GAAP Measures

(UNAUDITED)

	2018					2019
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Reconciliation of adjusted income (loss) from continuing operations available to common stockholders:
Income (loss) from continuing operations available to WPX Energy, Inc. common stockholders - reported	$(30)	$(83)	$(6)	$353	$234	$(48)	$305	$122	$379
Pre-tax adjustments:
Net (gains) losses on sales of assets and equity method investment transactions	$1	$(1)	$(1)	$(2)	$(3)	$(126)	$(247)	$-	$(373)
Loss on extinguishment of debt	$-	$71	$-	$-	$71	$-	$-	$47	$47
Impact of pending settlement offer	$-	$-	$-	$-	$-	$-	$-	$11	$11
Voluntary exit program	$-	$-	$-	$-	$-	$-	$-	$3	$3
Net (gain) loss on derivatives	$69	$154	$139	$(443)	$(81)	$207	$(78)	$(175)	$(46)
Net cash received (paid) related to settlement of derivatives	$(55)	$(78)	$(85)	$(19)	$(237)	$9	$(10)	$4	$3
Total pre-tax adjustments	$15	$146	$53	$(464)	$(250)	$90	$(335)	$(110)	$(355)
Less tax effect for above items	$(3)	$(33)	$(13)	$107	$58	$(20)	$76	$25	$81
Impact of state deferred tax rate changes and state related adjustments	$(4)	$-	$-	$(1)	$(5)	$(1)	$-	$-	$(1)
Impact of tax valuation allowance (annual effective tax rate method)	$-	$-	$-	$2	$2	$1	$(9)	$1	$(7)
Adjustment for estimated annual effective tax rate method	$-	$(7)	$(5)	$12	$-	$-	$-	$-	$-
Total adjustments, after tax	$8	$106	$35	$(344)	$(195)	$70	$(268)	$(84)	$(282)
Adjusted income (loss) from continuing operations available to common stockholders	$(22)	$23	$29	$9	$39	$22	$37	$38	$97

Reconciliation of adjusted diluted income (loss) per common share:
Income (loss) from continuing operations - diluted earnings per share - reported	$(0.07)	$(0.21)	$(0.01)	$0.83	$0.57	$(0.11)	$0.72	$0.29	$0.89
Impact of adjusted diluted weighted-average shares	$-	$0.01	$-	$-	$-	$-	$-	$-	$-
Pretax adjustments (1):
Net (gains) losses on sales of assets and equity method investment transactions	$-	$-	$-	$-	$(0.01)	$(0.30)	$(0.58)	$-	$(0.88)
Loss on extinguishment of debt	$-	$0.18	$-	$-	$0.17	$-	$-	$0.11	$0.11
Impact of pending settlement offer	$-	$-	$-	$-	$-	$-	$-	$0.03	$0.03
Voluntary exit program	$-	$-	$-	$-	$-	$-	$-	$-	$-
Net (gain) loss on derivatives	$0.17	$0.38	$0.33	$(1.04)	$(0.20)	$0.49	$(0.19)	$(0.41)	$(0.11)
Net cash received (paid) related to settlement of derivatives	$(0.13)	$(0.20)	$(0.20)	$(0.06)	$(0.57)	$0.02	$(0.02)	$0.01	$0.01
Total pretax adjustments	$0.04	$0.36	$0.13	$(1.10)	$(0.61)	$0.21	$(0.79)	$(0.26)	$(0.84)
Less tax effect for above items	$(0.02)	$(0.08)	$(0.04)	$0.26	$0.14	$(0.05)	$0.18	$0.06	$0.20
Impact of state deferred tax rate changes and state related adjustments	$(0.01)	$-	$-	$-	$(0.01)	$-	$-	$-	$-
Impact of tax valuation allowance (annual effective tax rate method)	$-	$-	$-	$-	$-	$-	$(0.02)	$-	$(0.02)
Adjustment for estimated annual effective tax rate method	$-	$(0.02)	$(0.01)	$0.03	$-	$-	$-	$-	$-
Total adjustments, after-tax	$0.01	$0.26	$0.08	$(0.81)	$(0.48)	$0.16	$(0.63)	$(0.20)	$(0.66)
Adjusted diluted income (loss) per common share	$(0.06)	$0.06	$0.07	$0.02	$0.09	$0.05	$0.09	$0.09	$0.23
Reported diluted weighted-average shares (millions)	398.6	400.0	414.0	424.0	411.7	421.0	423.5	421.8	423.0
Effect of dilutive securities due to adjusted income (loss) from continuing operations available to common stockholders	-	3.1	3.7	-	-	2.6	-	-	-
Adjusted diluted weighted-average shares (millions)	398.6	403.1	417.7	424.0	411.7	423.6	423.5	421.8	423.0

(1) Per share impact is based on adjusted diluted weighted-average shares.

Reconciliation of Adjusted EBITDAX
Net income (loss) - reported	$(115)	$(81)	$(7)	$354	$151	$(48)	$305	$121	$378
Interest expense	46	39	38	40	163	41	40	38	119
Provision (benefit) for income taxes	(15)	(33)	(8)	130	74	(14)	84	39	109
Depreciation, depletion and amortization	161	197	193	226	777	219	221	241	681
Exploration expenses	19	17	18	21	75	24	24	22	70
EBITDAX	96	139	234	771	1,240	222	674	461	1,357
Net (gains) losses on sales of assets and equity method investment transactions	1	(1)	(1)	(2)	(3)	(126)	(247)	-	(373)
Loss on extinguishment of debt	-	71	-	-	71	-	-	47	47
Impact of pending settlement offer	-	-	-	-	-	-	-	11	11
Voluntary exit program	-	-	-	-	-	-	-	3	3
Net (gain) loss on derivatives	69	154	139	(443)	(81)	207	(78)	(175)	(46)
Net cash received (paid) related to settlement of derivatives	(55)	(78)	(85)	(19)	(237)	9	(10)	4	3
(Income) loss from discontinued operations	89	2	1	(1)	91	-	-	1	1
Adjusted EBITDAX	$200	$287	$288	$306	$1,081	$312	$339	$352	$1,003

WPX Energy, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(Millions, except per-share amounts)
Revenues:
Product revenues:
Oil sales	$539	$503	$1,499	$1,331
Natural gas sales	16	18	57	51
Natural gas liquid sales	26	33	90	99
Total product revenues	581	554	1,646	1,481
Net gain (loss) on derivatives	175	(139)	46	(362)
Commodity management	38	68	155	168
Other	1	1	2	1
Total revenues	795	484	1,849	1,288
Costs and expenses:
Depreciation, depletion and amortization	241	193	681	551
Lease and facility operating	96	68	276	182
Gathering, processing and transportation	49	26	131	64
Taxes other than income	46	45	128	116
Exploration	22	18	70	54
General and administrative (including equity-based compensation of $9 million, $8 million, $25 million and $25 million for the respective periods)	51	44	146	131
Commodity management	36	63	126	156
Other - net	12	1	17	5
Total costs and expenses	553	458	1,575	1,259

Operating income	242	26	274	29
Interest expense	(38)	(38)	(119)	(123)
Loss on extinguishment of debt	(47)	-	(47)	(71)
Gains on equity method investment transactions	-	-	373	-
Investment income (loss) and other	4	(2)	7	(2)
Income (loss) from continuing operations before income taxes	161	(14)	488	(167)
Provision (benefit) for income taxes	39	(8)	109	(56)
Income (loss) from continuing operations	122	(6)	379	(111)
Loss from discontinued operations	(1)	(1)	(1)	(92)
Net income (loss)	121	(7)	378	(203)
Less: Dividends on preferred stock	-	-	-	8
Net income (loss) available to WPX Energy, Inc. common stockholders	$121	$(7)	$378	$(211)

Amounts available to WPX Energy, Inc. common stockholders:
Income (loss) from continuing operations	$122	$(6)	$379	$(119)
Loss from discontinued operations	(1)	(1)	(1)	(92)
Net income (loss)	$121	$(7)	$378	$(211)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.29	$(0.01)	$0.90	$(0.29)
Loss from discontinued operations	-	-	-	(0.23)
Net income (loss)	$0.29	$(0.01)	$0.90	$(0.52)

Basic weighted-average shares	420.8	414.0	421.4	404.3

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.29	$(0.01)	$0.89	$(0.29)
Loss from discontinued operations	-	-	-	(0.23)
Net income (loss)	$0.29	$(0.01)	$0.89	$(0.52)

Diluted weighted-average shares	421.8	414.0	423.0	404.3

WPX Energy, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2019	December 31, 2018
	(Millions)
ASSETS
Current assets:
Cash and cash equivalents	$13	$3
Accounts receivable, net of allowance	553	405
Derivative assets	169	174
Inventories	46	48
Assets classified as held for sale	-	79
Other	35	30
Total current assets	816	739
Investments	51	167
Properties and equipment (successful efforts method of accounting)	10,985	9,949
Less: Accumulated depreciation, depletion and amortization	(3,411)	(2,683)
Properties and equipment, net	7,574	7,266
Derivative assets	56	4
Other noncurrent assets	123	27
Total assets	$8,620	$8,203

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$686	$514
Accrued and other current liabilities	209	178
Derivative liabilities	35	23
Total current liabilities	930	715
Deferred income taxes	307	201
Long-term debt, net	2,201	2,485
Derivative liabilities	7	14
Other noncurrent liabilities	532	487

Equity:
Stockholders' equity:
Preferred stock (100 million shares authorized at $0.01 par value; no shares outstanding)	-	-
Common stock (2 billion shares authorized at $0.01 par value; 418.2 million shares and 420.6 million shares issued and outstanding at September 30, 2019 and December 31, 2018)	4	4
Additional paid-in-capital	7,698	7,734
Accumulated deficit	(3,059)	(3,437)
Total stockholders' equity	4,643	4,301
Total liabilities and equity	$8,620	$8,203

WPX Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months ended September 30,
	2019	2018
	(Millions)
Operating Activities(a)
Net income (loss)	$378	$(203)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	681	559
Deferred income tax (provision) benefit	106	(84)
Provision for impairment of properties and equipment (including certain exploration expenses)	62	53
Gains related to equity method investment transactions	(373)	-
Net (gain) loss on derivatives	(46)	362
Net settlements related to derivatives	3	(218)
Amortization of stock-based awards	26	26
Loss on extinguishment of debt	47	71
Net loss on sales of assets including discontinued operations	-	150
Cash provided by (used in) operating assets and liabilities:
Accounts receivable	(193)	(61)
Inventories	1	(15)
Other current assets	(2)	5
Accounts payable	225	71
Federal income taxes receivable	38	-
Accrued and other current liabilities	(40)	(48)
Liabilities accrued in prior years for retained transportation and gathering contracts related to discontinued operations	(22)	(37)
Other, including changes in other noncurrent assets and liabilities	15	21
Net cash provided by operating activities (a)	906	652

Investing Activities(a)
Capital expenditures(b)	(1,090)	(1,013)
Proceeds from sales of assets and equity method investment transactions	589	682
Contributions to or purchases of equity method investments	(18)	(72)
Distributions from equity method investments	11	-
Other	1	-
Net cash used in investing activities (a)	(507)	(403)

Financing Activities
Proceeds from common stock	1	9
Dividends paid on preferred stock	-	(11)
Payments for repurchases of common stock	(43)	-
Borrowings on credit facility	1,281	726
Payments on credit facility	(1,611)	(638)
Proceeds from long-term debt, net of discount	593	494
Payments for retirement of long-term debt, including premium	(594)	(986)
Taxes paid for shares withheld	(16)	(13)
Payments for debt issuance costs and credit facility amendment fees	(2)	(10)
Other	6	29
Net cash used in financing activities	(385)	(400)

Net increase (decrease) in cash and cash equivalents and restricted cash	14	(151)
Cash and cash equivalents and restricted cash at beginning of period	18	201
Cash and cash equivalents and restricted cash at end of period	$32	$50

(a) Amounts reflect continuing and discontinued operations unless otherwise noted.
(b) Increase to properties and equipment	$(1,030)	$(1,074)
Changes in related accounts payable and accounts receivable	(60)	61
Capital expenditures	$(1,090)	$(1,013)